                                                                     EXHIBIT 4
                                                                     ---------

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") dated as of October 26, 2001, is made by and between Trinity Industries, Inc., a Delaware corporation ("Parent"), and Thrall Car Management Company, Inc., a Delaware corporation ("Newco").

         WHEREAS, Parent, Newco, TCMC Acquisition Corp., an Illinois corporation ("Merger Sub"), and Thrall Car Manufacturing Company, an Illinois corporation and wholly owned subsidiary of Newco ("Company"), have entered into an Agreement and Plan of Merger dated as of August 13, 2001 (the "Merger Agreement"), pursuant to which Merger Sub will merge with and into Company, with Company becoming a wholly owned subsidiary of Parent;

         WHEREAS, pursuant to the Merger Agreement, Newco will acquire Seven Million One Hundred Fifty Thousand (7,150,000) shares (collectively, the "Shares") of Parent's common stock, $1.00 par value per share ("Common Stock"); and

         WHEREAS, Parent wishes to grant to Newco certain registration rights with respect to the Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual premises, representations, warranties and covenants hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:
                                 ---------

         "Agreement" is defined in the preamble of this Agreement.

         "Business Day" means any day except a Saturday, Sunday or other day in which commercial banks in Dallas, Texas are closed.

         "Common Stock" is defined in the recitals to this Agreement.

         "Demand Registration" is defined in Section 2.1.
                                             -----------

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law, all as the same shall be in effect at the time.

         "Holder Indemnitees" is defined in Section 2.7.
                                            -----------

         "Holders" means (i) Newco and (ii) any valid transferee of Shares under the Stockholder's Agreement dated the date hereof between Parent and Newco from Newco or from a Holder described in this subparagraph (ii).

         "Indemnified Party" is defined in Section 2.7.
                                           -----------

         "Indemnifying Party" is defined in Section 2.7.
                                            -----------

         "Losses" is defined in Section 2.7.
                                -----------

         "Merger Agreement" is defined in the recitals to this Agreement.

         "Merger Sub" is defined in the recitals to this Agreement.

         "Newco" is defined in the preamble to this Agreement.

         "Newco Indemnitees" is defined in Section 2.7.
                                           -----------

         "Notice" is defined in Section 2.1.
                                -----------

         "Parent" is defined in the preamble to this Agreement.

         "Participating Holders" means the Holders offering Registrable Securities for sale pursuant to a Demand Registration or a Piggy-Back Registration.

         "Piggy-Back Registration" is defined in Section 2.2.
                                                 -----------

         "Qualified Selling Stockholders" means (i) the Participating Holders and (ii) any other Selling Stockholder (or group of Selling Stockholders whose rights to participate in a Piggy-Back Registration arise out of a single agreement with Parent) that owns at least the same number of shares of then-outstanding Common Stock as the Holders.

         "Registrable Securities" means (i) the Shares and (ii) any Common Stock issued or issuable at any time or from time to time in respect of the Shares or the Common Stock described in this subparagraph (ii) upon a stock split, stock dividend, recapitalization or other similar event involving Parent.

         The terms "register," "registered", and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         "Registration Expenses" means all expenses of registration, other than Selling Expenses, incurred by Parent in complying with Sections 2.1 and 2.2
                                                       ------------     ---
hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees and disbursements of counsel for Parent, fees and expenses with respect to blue sky or other state securities laws and the expense of any special audits incident to or required by any such registration and amendments or supplements in connection therewith.

         "Request" is defined in Section 2.1.
                                 -----------

         "Restricted Securities" has the meaning given to such term in Rule 144 promulgated under the Securities Act.

         "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor law and the regulations and rules issued pursuant to that Act or any successor law, all as the same shall be in effect at the time.

         "Selling Expenses" means the underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by a Holder and all fees and expenses of counsel and any accountants for such Holder.

         "Selling Stockholders" means the stockholders of Parent offering securities for sale pursuant to a Demand Registration or a Piggy-Back Registration.

         "Shares" is defined in the recitals to this Agreement.

         "Underwritten Public Offering" means a public offering in which the Common Stock is offered and sold on a firm commitment basis through one or more underwriters, all pursuant to an underwriting agreement between Parent and/or one or more stockholders of Parent and such underwriter(s).

                                    ARTICLE 2
                               REGISTRATION RIGHTS

2.1      Requested Registration.
         ----------------------

               (a) Subject to the terms hereof (and except as otherwise provided in Section 2.11), at any time and from time to time after the second
            ------------
         anniversary of the date of this Agreement, the Holder(s) may make a written request (the "Request") that Parent register under the Securities Act on Form S-3 (or if Parent is not eligible to use Form S-3, then Form S-1 or Form S-2), or any similar form then in effect, all or any portion of the Registrable Securities held by the Holders (a "Demand Registration"). The Request shall (i) specify the number of shares of Registrable Securities intended to be offered and sold (which amount shall be no less than Two Million Five Hundred Thousand (2,500,000) shares of Common Stock), (ii) express the present intention of the Holders participating in such request to offer or cause the offering of such Registrable Securities for distribution, and (iii) describe the nature or method of the proposed offer and sale thereof. Within ten (10) Business Days after receipt of the Request, Parent will give written notice of the receipt thereof (the "Notice") to all the Holders who did not participate in the Request. Parent shall include in any Demand Registration all Registrable Securities with respect to which Parent has received written requests for the inclusion therein within ten (10) Business Days after the delivery by Parent of the Notice. Each such request for inclusion of Registrable Securities shall
         (i) specify the number of shares of Registrable Securities intended to be offered and sold and (ii) contain the undertaking of the Holder to provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such Demand Registration.

         (b) As soon as practicable after receipt of a Request, Parent shall use all reasonable efforts to promptly effect such Demand Registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky laws or other compliance).

         (c) Notwithstanding the foregoing, (i) Parent shall not be obligated to cause any special audit to be undertaken in connection with any Demand Registration and (ii) Parent shall be entitled to postpone for a reasonable period of time the filing of any Demand Registration otherwise required to be prepared and filed by it (A) to the extent necessary to prepare the financial statements of Parent for the fiscal period most recently ended prior to the Request; (B) if filing a Demand Registration would materially adversely affect (including, without limitation, through the premature disclosure thereof) a proposed financing, reorganization, recapitalization, merger, consolidation or similar transaction; or (C) if Parent notifies the Holders participating in the Request that in the good faith judgment of the Board of Directors of Parent, such registration would be seriously detrimental to Parent, and the Board of Directors of Parent has concluded to defer the filing of such registration statement; provided, however, that in the event of a delay pursuant to clause (B), Parent shall not be entitled to delay the filing for more than ninety (90) days and in the event of a delay pursuant to clause (C), Parent shall not be entitled to delay the filing for more than one hundred eighty (180) days.

         (d) Parent shall be obligated to register Registrable Securities for the Holders pursuant to this Section 2.1 on two occasions only.
                                  -----------

         (e) Notwithstanding any request for a Demand Registration, Parent, at its sole option, may initiate a registration for Common Stock for its own account relating to an Underwritten Public Offering. In such event, any outstanding request by the Holders for a Demand Registration shall immediately be converted into a right to sell Registrable Securities pursuant to and subject to Section 2.2 hereof and shall not be considered a
                                -----------
     Demand Registration.

         (f)   For purposes of this Section 2.1, Parent shall be entitled to
                                    -----------
     accept as a valid Request from the Holders a Request from Newco (or from Mr. Craig Duchossois if Newco no longer exists or ceases to be controlled by Mr. Richard Duchossois, or from the person designated by the Holders of a majority of the Registrable Securities then outstanding if Mr. Craig Duchossois is unable or unwilling to so serve).

2.2  Parent Registration.
     -------------------

         (a)   Subject to the terms hereof (and except as otherwise provided in
     Section 2.10), if at any time or from time to time after the second
     -------------
     anniversary of the date of this Agreement, Parent shall determine to register any of its Common Stock for its own account relating to an Underwritten Public Offering, Parent shall:

                           (i) promptly, but in any event at least thirty (30)
                  days before Parent files a registration statement pursuant to an Underwritten Public Offering, give to each Holder written notice thereof; and

                           (ii) include in such registration (a "Piggy-Back
                  Registration") (and any related qualification under blue sky laws or other compliance), and in the underwriting involved therein, such Registrable Securities as each Holder may request in a writing delivered to Parent within twenty (20) days after the delivery of Parent's written notice delivered pursuant to Section 2.2(a)(i) above.
                              ----------------

                  (b) Parent shall have the right to terminate or withdraw any Piggy-Back Registration initiated by it under this Section 2.2 prior to
                                                            -----------
         the effectiveness of such registration whether or not any Holder has elected to include its Registrable Securities in such registration, provided, however, that in such event, Parent shall promptly pay all reasonable out-of-pocket costs and expenses of the Holders (including, without limitation, all reasonable fees and disbursements of one law firm chosen to represent the Holders) incurred in connection with such terminated registration.

                  (c) Without limiting the generality or effect of any other provision hereof, Parent shall not be required to effect any Piggy-Back Registration pursuant to this Section 2.2 incidental to the
                                       -----------
         registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

2.3      Underwriting.
         ------------

                  (a) The underwriter or underwriters of any Demand Registration shall be selected by the Holders delivering the Request, which underwriter or underwriters shall be reasonably acceptable to Parent, and the underwriter or underwriters of any Piggy-Back Registration shall be selected by Parent. Each Holder's rights under this Article 2
                                                                      ---------
         shall be conditioned upon such Holder's participation as a Participating Holder in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. Parent, each Participating Holder and all other Selling Stockholders shall enter into an underwriting agreement in customary form with the managing underwriter selected for such Underwritten Public Offering as provided above. If a Holder refuses to enter into, and perform such Holder's obligations as a Participating Holder under, such underwriting agreement, then the Registrable Securities held by such Holder will not be included in any registration effected pursuant thereto.

                  (b) If the managing underwriter for a Piggy-Back Registration determines in its reasonable judgment that the inclusion of such Registrable Securities would materially adversely affect such offering, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows: the number of Registrable Securities that may be included in the registration and underwriting by a Participating Holder shall be determined by multiplying the number of shares of securities of all Selling Stockholders that the managing underwriter is willing to include in such registration and underwriting, times a fraction, the numerator of which is the number of Registrable Securities requested to be included in such registration and underwriting by such Participating Holder, and the denominator of which is either (i) at any time that the Holders hold in the aggregate less than 15% of the then-outstanding shares of Common Stock, the total number of securities that all Selling Stockholders have requested to have included in such registration and underwriting, or (ii) at any time that the Holders hold in the aggregate at least 15% of the then-outstanding shares of Common Stock, the total number of securities that all Qualified Selling Stockholders have requested to have included in such registration and underwriting. To facilitate the allocation of shares in accordance with the above provisions, Parent may round the number of shares allocable to any such Participating Holder to the nearest one hundred (100) shares. If any Participating Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Parent and the managing underwriter, delivered not less than seven days before the effective date of such registration.

2.4      Expenses of Registration. All Registration Expenses incurred in
         ------------------------
connection with all registrations pursuant to Sections 2.1 and 2.2 shall be
                                              ------------     ---
borne by Parent. Unless otherwise stated herein, all Selling Expenses relating to securities registered on behalf of any Participating Holder shall be borne by such Participating Holder.

2.5      Registration Procedures. In the case of each registration,
         -----------------------
qualification or compliance effected by Parent pursuant to this Agreement, Parent will keep each Participating Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, Parent shall:

                  (a) prepare and file with the SEC a registration statement with respect to such securities and use all reasonable efforts to cause such registration statement to become and remain effective with respect to a registration statement filed regarding an Underwritten Public Offering, for the lesser of (i) 90 days or (ii) until the distribution described in such registration statement has been completed;

                  (b) furnish to each underwriter participating in the Underwritten Public Offering associated with such registration, such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the Registrable Securities by such underwriter, and promptly furnish to each underwriter and Participating Holder notice of any stop-order or similar notice issued by the SEC or any state agency charged with the regulation of securities, and notice of NYSE or any other securities exchange listing relating to the Registrable Securities sought to be registered;

                  (c) furnish prospectuses, including preliminary prospectuses and amendments and supplements thereto, to the Participating Holders, all in accordance with applicable securities laws;

                  (d) apply to register or otherwise qualify the Registrable Securities offered by the Participating Holders or any of them under all applicable blue sky laws of any state;

                  (e) notify the Participating Holders promptly of (i) any action by the SEC to suspend the effectiveness of such registration statement or the institution or threatening of any proceeding for such purpose (a "stop order") or (ii) the receipt by Parent of any notification with respect to the suspension of the qualification of the Registrable Securities included in such registration pursuant to the registration statement in any jurisdiction or the initiation or threatening of any proceeding for such purpose. Immediately upon receipt of any such notice, the Participating Holders shall cease to offer or sell any Registrable Securities included in such registration pursuant to the registration statement in the jurisdiction to which such stop order or suspension relates. Parent shall use all reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if any such stop order is issued or any such qualification and, if any such stop order is issued or any such qualification is suspended, to obtain as soon as possible the withdrawal or revocation thereof, and shall notify the Participating Holders at the earliest practicable date of the date on which the Participating Holders may offer and sell Registrable Securities pursuant to the registration statement; and

                  (f) Parent shall notify the Participating Holders promptly of the occurrence of any event or the existence of any facts that, in the judgment of Parent, should be set forth in such registration statement. Immediately upon receipt of such notice, the Participating Holders shall cease to offer or sell any Registrable Securities pursuant to such registration statement, cease to deliver or use such registration statement and, if so requested by the Parent, return to Parent, at Parent's expense, all copies (other than permanent file copies) of such registration statement. Parent shall, as promptly as practicable, take such action as may be necessary to amend or supplement such registration statement in order to set forth or reflect such event or facts. Parent shall furnish copies of such proposed amendment or supplement to the Participating Holders and shall not file or distribute such amendment or supplement without the prior consent of Participating Holders, which consent shall not be unreasonably withheld.

2.6      Cooperation.   In connection with any registration effected by Parent
         -----------
pursuant to this Agreement, Parent shall

                 (a) enter into such customary agreements (including an underwriting agreement containing such representations and warranties by Parent and such other terms and provisions, including indemnification provisions, as are customarily contained in underwriting agreements for comparable offerings) and take all such other actions as the Participating Holders or the underwriters, if any, participating in such registration may reasonably request in order to expedite or facilitate such registration;

                  (b) furnish, at the request of the Participating Holders or any underwriter participating in such registration, (i) a comfort letter or letters, dated the date of the final prospectus with respect to the registration and/or the date of the closing for the registration from the independent certified public accountants of Parent and addressed to the Participating Holders and any underwriters participating in such registration, which letter or letters shall state that such accountants are independent with respect to Parent within the meaning of Rule 1.01 of the Code of Professional Ethics of the American Institute of Certified Public Accountants and shall address such matters as the Participating Holders and underwriters may reasonably request and as may be customary in transactions of a similar nature for similar entities and (ii) an opinion, dated the date of the closing for the registration, of the counsel representing Parent with respect to such registration (which counsel may be the General Counsel of Parent or other counsel reasonably satisfactory to the Participating Holders), addressed to the Participating Holders and any such underwriters, which opinion shall address such matters as they may reasonably request and as may be customary in transactions of a similar nature for similar entities; and

                  (c) make available for inspection by the Participating Holders, the underwriters, if any, participating in such registration (which inspecting underwriters shall, if reasonably possible, be limited to any manager or managers for such participating underwriters), counsel for the Participating Holders, one accountant or accounting firm retained by Participating Holders and any such underwriters, or any other agent retained by the Participating Holders or such underwriters, all financial and other records, corporate documents and properties of Parent, and supply such additional information, as they shall reasonably request; provided that any such party shall keep the contents thereof confidential.

2.7  Indemnification.
     ---------------

          (a) To the extent permitted by law, Parent will indemnify and hold harmless each Participating Holder and each of its officers and directors and partners, if any, and each person controlling each Participating Holder within the meaning of Section 15 of the Securities Act (the "Holder Indemnitees"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof) (including, without limitation, reasonable fees and other expenses actually incurred in connection with any suit, action or proceeding) (collectively, "Losses") to the extent to which such Holder Indemnitee is subject, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such Losses arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document filed with the SEC pursuant to this Agreement, or any amendment or supplement thereto, incident to any such registration, qualification or compliance effected pursuant to this Agreement, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by Parent of the Securities Act in connection with any such registration, qualification or compliance effected pursuant to this Agreement, and Parent will reimburse each Holder Indemnitee for any legal or other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any Loss if settlement is effected without the consent of Parent (which consent shall not unreasonably be withheld); provided, further, that Parent will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to Parent expressly for inclusion in such registration by a Holder Indemnitee specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed with the SEC pursuant to the applicable rules of the SEC or in any supplement or addendum thereto, the indemnity contained herein shall not inure to the benefit of any Holder Indemnitee if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the Loss at or prior to the time required by the Securities Act.

          (b) To the extent permitted by law, each Participating Holder will, severally but not jointly, if Registrable Securities held by such Participating Holder are included in the securities as to which a registration, qualification or compliance is being effected pursuant to the terms hereof, indemnify and hold harmless Parent, each of Parent's directors and officers, each person who controls Parent within the meaning of Section 15 of the Securities Act, and each other Selling Stockholder, each of such person's officers and directors and each person controlling such persons within the meaning of Section 15 of the Securities Act (collectively, the "Parent Indemnitees"), against all Losses to the extent to which such Parent Indemnitee is subject, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such Losses arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document filed with the SEC pursuant to this Agreement, or any amendment or supplement thereto incident to any such registration, qualification or compliance effected pursuant to the Agreement, or arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by such Participating Holder of the Securities Act in connection with any such registration, qualification or compliance effected pursuant to this Agreement, and will reimburse each Parent Indemnitee for any legal or other expenses reasonably incurred in connection with investigating, preparing or defending any such Loss, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document filed with the SEC pursuant to this Agreement in reliance upon and in conformity with information furnished to Parent by such Participating Holder expressly for inclusion in such registration; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any Loss if settlement is effected without the consent of the Participating Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the final prospectus filed pursuant to applicable rules of the SEC or in any supplement or addendum thereto, the indemnity contained herein shall not inure to the benefit of any Parent Indemnitee if a copy of the final prospectus filed pursuant to such rules, together with all supplements and addenda thereto, was not furnished to the person or entity asserting the Loss at or prior to the time required by the Securities Act. The liability of a Participating Holder under this Section 8(b) shall in no event exceed the proceeds
                       ------------
     received by it from sales of Registrable Securities giving rise to such obligations.

          (c) Each party entitled to indemnification under this Section 2.7 (the
                                                                -----------
     "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any action or proceeding commenced against, or written demand made on, any such party in respect of which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action; and, provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or as to which the Indemnifying Party is asserting separate or different defenses, which defenses are inconsistent with the defenses of the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

          (d) If the indemnification provided for in this Section 2.7 is
                                                          -----------
     unavailable to an Indemnified Party in respect of any Loss referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative benefits received by Parent, on the one hand, and all Selling Stockholders, on the other, from the offering of Parent's securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Parent, on the one hand, and the Selling Stockholders, on the other, in connection with the statements or omissions that resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by Parent, on the one hand, and the Selling Stockholders, on the other, shall be the net proceeds from the offering (before deducting expenses) received by Parent, on the one hand, and the Selling Stockholders, on the other. The relative fault of Parent, on the one hand, and the Selling Stockholders, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by Parent or by the Selling Stockholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Parent and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.7(d) were
                                                         --------------
     based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.7(d).
                                                               --------------
     The amount paid or payable by an Indemnified Party as a result of the Loss referred to above in this Section 2.7(d) shall be deemed to include any
                               --------------
     legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 2.7(c) hereof. No person guilty of
                                  --------------
     fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act).

2.8  Holdback Agreements. Each Participating Holder, if requested by the
     -------------------
managing underwriter in a registration pursuant to this Agreement, shall not effect any public sale or distribution of securities of Parent of the same class as the securities included in such Demand Registration or Piggy-Back Registration, including a sale pursuant to Rule 144, during such period of time following the closing date of each offering made pursuant to such Demand Registration or Piggy-Back Registration as may be requested by Parent or such managing underwriter. In no event shall such period exceed the shorter of one hundred eighty (180) days or the shortest period of time so requested from any other Selling Stockholder that holds more than 5% of the outstanding amount of the same class of securities as included in such Demand Registration or Piggy-Back Registration.

2.9  Certain Information. Each Participating Holder agrees, with respect to any
     -------------------
Registrable Securities included in any registration, to furnish to Parent such information regarding such Participating Holder, the Registrable Securities and the distribution proposed by such Participating

Holder as Parent may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Sections 2.1 and 2.2.
------------     ---

2.10   Rule 144 Reporting. With a view to making available the benefits of
       ------------------
certain rules and regulations of the SEC that may at any time permit the sale of Restricted Securities to the public without registration, Parent agrees to use its best lawful efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which Parent is subject to the reporting requirements of the Exchange Act;

          (b) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times during which Parent is subject to such reporting requirements; and

          (c) so long as any Holder owns any Registrable Securities that are Restricted Securities, to furnish to such Holder forthwith upon request a written statement by Parent as to Parent's compliance with the reporting requirements of said Rule 144 and with regard to the Securities Act and the Exchange Act at all times during which Parent is subject to such reporting requirements, a copy of the most recent annual or quarterly report of Parent, and such other non-confidential reports and documents of Parent and other non-confidential information in the possession of or reasonably obtainable by Parent as such or Purchaser may reasonably request in availing such Purchaser of any rule regulation of the SEC allowing Purchaser to sell any such shares without registration.

2.11   Termination. The registration rights granted in Sections 2.1 and 2.2
       -----------                                     ------------     ---
shall terminate, and such registration rights will not be exercisable by any Holder at such time as all shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 promulgated under the Securities Act (as amended from time to time) during any ninety-day (90-day) period.

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1    Governing Law.  This Agreement shall be governed in all respects by the
       -------------
internal laws of the State of Delaware.

3.2    Transfers. A transfer of the registration rights provided for in this
       ---------
Agreement shall only be valid if Parent is given written notice at the time of said transfer, stating the name and address of said transferee and identifying the Registrable Securities with respect to which the registration rights are being transferred, and, provided, that the transferee of such rights assumes the obligations of a Holder under this Agreement by signing a counterpart signature page to this Agreement in substantially the form of Exhibit A.

3.3    Amendment. This Agreement may be amended, modified and supplemented only
       ---------
by written agreement of Parent and the holders of at least a majority of the Shares issued pursuant to the Merger Agreement.

3.4    Notices. All notices, requests, demands and other communications required
       -------
or permitted under this Agreement must be in writing and shall be deemed to have been duly given when

(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

                  If to Newco, to:

                  c/o Duchossois Industries, Inc.
                  Attention: Corporate Secretary
                  845 Larch Avenue
                  Elmhurst, Illinois 60126-1196
                  Facsimile: (630) 530-6051

         or to such other person or address as Newco shall furnish to Parent.

                  If to Parent, to:

                  Trinity Industries, Inc.
                  Attention: General Counsel
                  2525 Stemmons Freeway
                  Dallas, Texas 75207
                  Facsimile: (214) 589-8824

                  with a copy to:

                  Haynes and Boone, LLP
                  901 Main Street
                  Suite 3100
                  Dallas, Texas 75202
                  Attention: Michael M. Boone
                  Facsimile: (214) 651-5940

                  If to a Holder (other than Newco), to:

                  Such Holder's address set forth on such Holder's Counterpart Signature Page or to such other person or address as such Holder shall furnish to Parent in writing.

3.5      Delays or Omissions. Except as expressly provided herein, no delay or
         -------------------
omission to exercise any right, power or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.6  Severability. Whenever possible, each provision of this Agreement shall be
     ------------
interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall fail to be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or of any such provision.

3.7  Assignment. This Agreement and all of the provisions hereof shall be
     ----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as otherwise provided for or permitted herein neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party.

3.8  Counterparts. This Agreement may be executed simultaneously in two or more
     ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.9  Headings. The headings of the Sections of this Agreement are inserted for
     --------
convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

3.10 Entire Agreement. This Agreement, the Merger Agreement and all agreements
     ----------------
referenced herein and therein set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

3.11 Third Parties. Except as specifically set forth or referred to herein,
     -------------
nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective upon the date first set forth above.

                                                PARENT:
                                                ------

                                                TRINITY INDUSTRIES, INC.


                                                By: /s/ John M. Lee
                                                   -----------------------------
                                                Name:   John M. Lee
                                                Title:  Vice President
                                                        Business Development

                                                NEWCO:
                                                -----

                                                THRALL CAR MANAGEMENT
                                                COMPANY, INC.


                                                By:   /s/ Robert L. Fealy
                                                     ---------------------------
                                                Name:     Robert L. Fealy
                                                     ---------------------------
                                                Title:    Vice President and
                                                      --------------------------
                                                          Secretary
                                                      --------------------------

                                    EXHIBIT A

                       Form of Counterpart Signature Page

         This Addendum Agreement (this "Addendum Agreement") dated as of ____________, 200___, is made by and between _______________________ (the "New
Holder"), Trinity Industries, Inc., a Delaware corporation ("Parent"), Thrall Car Mangement Company, Inc., a Delaware corporation ("Newco") and all Holders, if any, that have previously entered into an Addendum Agreement to that certain Registration Rights Agreement (the "Agreement") dated as of October 26, 2001, by and between Parent and Newco.

         WHEREAS, Parent and Newco entered into the Agreement to grant registration rights to Newco with respect to Seven Million One Hundred Fifty Thousand (7,150,000) shares of Parent's common stock, $1.00 par value per share; and

         WHEREAS, the Agreement provides that the registration rights granted thereunder may, under certain conditions, be transferred by Newco or a Holder; and

         WHEREAS, the Holder identified below desires to transfer to New Holder the registration rights granted under the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition to the transfer to New Holder of the registration rights granted in the Agreement, New Holder and Parent hereby agree that New Holder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement (including the indemnification obligations of Section 2.7 thereof) to the same extent as if New Holder were a "Holder" (as
   -----------
defined in the Agreement) with respect to the Registrable Securities (as defined in the Agreement) described below.

         This Addendum Agreement shall be attached to and become part of the Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers have executed this Addendum Agreement effective as of the date first set forth above.

                                        NEW HOLDER:
                                        ----------

                                        ________________________________________
                                        Name:


                                        New Holder's Address for notices under
                                        the Agreement:

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________


                                        Description of Registrable Securities:

                                        ________________________________________




Accepted and agreed to:

TRINITY INDUSTRIES, INC.:
------------------------

By:    ___________________________
Name:  ___________________________
Title: ___________________________


[HOLDER]:
--------


By:    ___________________________
Name:  ___________________________
Title: ___________________________

                               ADDENDUM AGREEMENT

         This Addendum Agreement (this "Addendum Agreement") dated as of October 26, 2001, is made by and between Thrall Investment Company, L.L.C., a Delaware limited liability company (the "New Holder"), Trinity Industries, Inc., a Delaware corporation ("Parent"), Thrall Car Management Company, Inc., a Delaware corporation ("Newco") and all Holders, if any, that have previously entered into an Addendum Agreement to that certain Registration Rights Agreement (the "Agreement") dated as of October 26, 2001, by and between Parent and Newco.

         WHEREAS, Parent and Newco entered into the Agreement to grant registration rights to Newco with respect to Seven Million One Hundred Fifty Thousand (7,150,000) shares of Parent's common stock, $1.00 par value per share; and

         WHEREAS, the Agreement provides that the registration rights granted thereunder may, under certain conditions, be transferred by Newco or a Holder; and

         WHEREAS, the Holder identified below desires to transfer to New Holder the registration rights granted under the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and as a condition to the transfer to New Holder of the registration rights granted in the Agreement, New Holder and Parent hereby agree that New Holder shall be bound by, and shall have the benefit of, all of the terms and conditions set out in the Agreement (including the indemnification obligations of Section 2.7 thereof) to the same extent as if New Holder were a "Holder" (as
   -----------
defined in the Agreement) with respect to the Registrable Securities (as defined in the Agreement) described below.

         This Addendum Agreement shall be attached to and become part of the Agreement.

                                    * * * * *

         IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers have executed this Addendum Agreement effective as of the date first set forth above.

                                         THRALL INVESTMENT COMPANY, L.L.C.


                                         By: /s/ Craig J. Duchossois
                                             -----------------------------------
                                         Name:   Craig J. Duchossois
                                         Title:  Chief Executive Officer
                                         New Holder's Address for notices under
                                         the Agreement:

                                         c/o Duchossois Industries, Inc.
                                         845 Larch Ave.
                                         Elmhurst, Illinois 60126
                                         Attention:  Craig J. Duchossois
                                         Facsimile:  (630) 530-6051

                                         Description of Registrable Securities:

                                         7,150,000 shares of Common Stock,
                                         $1.00 par value per share, of Trinity
                                         Industries, Inc.

Accepted and agreed to:

TRINITY INDUSTRIES, INC.

By:   /s/ John M. Lee
     ------------------------------
Name:     John M. Lee
      -----------------------------
Title:    Vice President Business
       ----------------------------
           Development
       ----------------------------


THRALL CAR MANAGEMENT, INC.

By:   /s/ Robert L. Fealy
     -----------------------------
Name:     Robert L. Fealy
      ----------------------------
Title:    Vice President and
       ---------------------------
           Secretary
       ---------------------------